CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We have issued our report dated March 14, 2024, with respect to the consolidated financial statements of Acacia Research Corporation on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8. /s/ GRANT THORNTON LLP New York, New York June 5, 2024